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                                                                      Exhibit 21

                                                        State or Other
Subsidiaries of the Registrant                Jurisdiction of Incorporation
------------------------------                -----------------------------
Unum Holding Company                               Delaware
     Unum Life Insurance Company of America        Maine
           SP Administrator, LLC                   California
     First Unum Life Insurance Company             New York
     Unum Sales Corporation                        Delaware
     Claims Service International, Inc.            Delaware
     Unum Development Corporation                  Maine
     Unum International Underwriters Inc.          Delaware
Unum European Holding Company Limited              United Kingdom
     Unum General Company Limited                  United Kingdom
     Unum Management Company Limited               United Kingdom
     Unum Limited                                  United Kingdom
           Claims Service International Limited    United Kingdom
     Open Door VAC Limited                         United Kingdom
Mindtask Limited                                   United Kingdom
Duncanson & Holt, Inc.                             New York
     Duncanson & Holt Underwriters Ltd.            United Kingdom
     Duncanson & Holt Syndicate Management Ltd.    United Kingdom
           LRG Services Limited                    United Kingdom
           Trafalgar Underwriting Agencies Ltd.    United Kingdom
     Duncanson & Holt Europe Ltd.                  United Kingdom
           Duncanson & Holt Agencies, Ltd.         United Kingdom
     Duncanson & Holt Services Inc.                Maine
     Duncanson & Holt Canada Ltd.                  Canada
     TRI-CAN Reinsurance, Inc.                     Canada
     Duncanson & Holt Asia PTE Ltd.                Singapore
Colonial Companies, Inc.                           Delaware
     Colonial Life & Accident Insurance Company    South Carolina
     Benefit America Inc.                          South Carolina
Unum Japan Accident Insurance Company Limited      Japan
Unum International Ltd.                            Bermuda
Continental National Life Insurance Company        Delaware
Continental International Life Insurance Company   Delaware
Boston Compania Argentina de Seguros S.A.          Argentina
Boston Sequros de Retiro S.A.                      Argentina
     Boston Sequros de Vida S.A.                   Argentina
     Fibos S.A.                                    Argentina
Options and Choices, Inc.                          Wyoming
The Paul Revere Corporation                        Massachusetts
     The Paul Revere Life Insurance Company        Massachusetts
           The Paul Revere Protective Life
             Insurance Company                     Delaware
           The Paul Revere Variable Annuity
             Insurance Company                     Massachusetts
           The Paul Revere Equity Sales Company    Massachusetts
                 PR Land Corp.                     Delaware
                 PR Land Corp. II                  Delaware
GENEX Services, Inc.                               Pennsylvania
     GENEX Services of Canada, Inc.                Ontario
     Primecor, Inc.                                Pennsylvania
Provident Life and Accident Insurance Company      Tennessee
Provident National Assurance Company               Tennessee
Provident Life and Casualty Insurance Company      Tennessee
Provident Investment Management, LLC               Delaware
     Provident Investment Management, LLC          Tennessee
Volunteer Assistance Company                       Tennessee
Provident International Ltd.                       Bermuda
Provident Insurance Agency, LLC                    Delaware